Explanatory Note

1ST STREIT OFFICE INC. has prepared this Amendment No. 3 to the Offering Statement on Form 1-A solely for the purpose of filing an updated version of Exhibit 11.2 and additional materials under Exhibit 13.1. No changes have been made to the preliminary offering circular constituting Part II of the Offering Statement.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1*	Form of Amended and Restated Charter
2.2*	Form of Amended and Restated Bylaws
4.1*	Form of Subscription Package (included in the Offering Circular as Appendix B and incorporated herein by reference)
6.1*	Form of Second Amended and Restated Limited Partnership Agreement of 1st stREIT Office Operating Partnership LP
6.2*	Management Agreement between 1st stREIT Office Inc., 1st stREIT Office Operating Partnership LP and SW Manager, LLC
6.3*	Support Agreement between Tryperion Partners, LLC and SW Manager, LLC.
6.4*	License Agreement between 1st stREIT Office Inc. and Tryperion Partners, LLC
10.1*	Power of Attorney (included on signature page of the Offering Statement dated June 30, 2017)
11.1*	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2	Consent of RSM US LLP
12.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified
13.1**	“Testing the waters” materials

* Previously Filed

** Supplements Exhibit 13.1 filed with the Offering Statement dated June 30, 2017 and August 1, 2017.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on September 1, 2017.

1st stREIT Office Inc.

By:	/s/ Jeffrey Karsh
Name:	Jeffrey Karsh
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eliot Bencuya	Director and Chief Investment Officer	September 1, 2017
Eliot Bencuya

/s/ Jeffrey Karsh	Director and Chief Executive Officer	September 1, 2017
Jeffrey Karsh	(Principal Executive Officer)

/s/ Joseph Kessel	Director and Chief Operating Officer	September 1, 2017
Joseph Kessel	(Principal Financial Officer and Principal Accounting Officer)